Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (Nos. 333-126545,and 333-167337), Form S-4 (Nos. 333-121617, and 333-107494) and Form S-8 (Nos. 333-184292, 333-182957, 333-134283, 333-113269, 333-111829, 333-74620, 333-41993, 333-105428, 333-67451, 333-62918, 333-163197, 333-78537, 333-174373 and 333-176353) of CoreLogic, Inc. of our report dated March 27, 2013 relating to the financial statements of RELS LLC, which appears in this Amendment No. 1 to Annual Report on Form 10-K/A.

/s/ PricewaterhouseCoopers LLP
Minneapolis, Minnesota
March 27, 2013